Exhibit 32.l

Certification of Chief Executive Officer
of Century Business Services, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q for the quarter ended March 31, 2005 (the “Form 10-Q”) of Century Business Services, Inc. (the “Issuer”).

I, Steven L. Gerard, the Chief Executive Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: May 10, 2005	/s/ Steven L. Gerard
Steven L. Gerard
Chief Executive Officer

Subscribed and sworn to before me
this 10th day of May, 2005.

/s/ Michael W. Gleespen

Name: Michael W. Gleespen
Title: Notary Public & Attorney-At-Law
Registered in Franklin County, Ohio
No Expiration Date